UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2019
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 8, 2019, Post Holdings, Inc. (the “Company” or “Post”), its guarantor subsidiaries and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Fourth Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of August 3, 2016 (the “Indenture”) by and among the Company, the guarantors party thereto and the Trustee, pursuant to the Company’s previously announced consent solicitation (the “Consent Solicitation”) with respect to the Company’s 5.00% Senior Notes due 2026 (the “Notes”).

The Supplemental Indenture (i) adds an exception to the “Restricted Payments” covenant contained in Section 4.07 of the Indenture and (ii) revises the “Permitted Investments” definition in the Indenture to add an additional category of “Permitted Investments” under the Indenture.

Section 4.07 of the Indenture generally restricts the Company and its Restricted Subsidiaries (as defined in the Indenture) from making certain payments or investments and taking certain actions as specified in Section 4.07 and which are defined in the Indenture as “Restricted Payments.” Section 4.07 also provides for a number of exceptions to these restrictions. The Supplemental Indenture amends the “Restricted Payments” covenant contained in Section 4.07 of the Indenture to permit an additional category of Restricted Payments in an aggregate amount in any fiscal year not to exceed an amount equal to 4.0% of the Company’s Market Capitalization (as defined in the Supplemental Indenture).

Investments (as defined in the Indenture) that are Permitted Investments may be made by the Company and its Restricted Subsidiaries without such Investments being Restricted Payments. The Supplemental Indenture amends the definition of “Permitted Investments” in the Indenture to permit an additional Investment basket that allows Investments in any Unrestricted Subsidiary (as defined in the Indenture) or joint venture of the Company or of any of its Restricted Subsidiaries having an aggregate fair market value not to exceed (a) the greater of (i) $370.0 million and (ii) 4.0% of Consolidated Total Assets (as defined in the Indenture) plus (b) 100% of the aggregate cash dividends and distributions received by the Company or any Restricted Subsidiary from any such Investments if the Company elects to include such dividends or distributions in this basket.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

On February 12, 2019, the Company issued a press release announcing the successful completion of the Consent Solicitation regarding the Supplemental Indenture, described in Item 1.01 above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Fourth Supplemental Indenture (2026 Notes), dated February 8, 2019, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee
99.1	Press Release dated February 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2019	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

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